          As filed with the Securities and Exchange Commission on May 1, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                          PULITZER PUBLISHING COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            430496290
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                           900 NORTH TUCKER BOULEVARD
                            ST. LOUIS MISSOURI 63101
                                 (314) 340-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        PULITZER PUBLISHING COMPANY 1997
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                             ______________________

                               RONALD H. RIDGWAY
                          PULITZER PUBLISHING COMPANY
                           900 NORTH TUCKER BOULEVARD
                           ST. LOUIS, MISSOURI 63101
                                 (314) 340-8000
           (Name, address, and telephone number of agent for service)
                             ______________________


Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            RICHARD A. PALMER, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                (212) 318-3000
                             ______________________
                   (Facing Page Continued on Following Page)





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                        CALCULATION OF REGISTRATION FEE


                                                      Proposed           Proposed
                                                      maximum            maximum
                                    Amount to         offering           aggregate          Amount of
  Title of securities to be         be                price per          offering           registra-
  registered                        registered        share (1)          price (2)          tion fee
  -------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value
  per share                             500,000            $45.63          $22,815,000      $6,913.64


(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 500,000, the number of shares registered by this Registration Statement as to which shares may be granted under the Pulitzer Publishing Company 1997 Employee Stock Purchase Plan, by $45.63, the closing price of the Common Stock as reported by the New York Stock Exchange on April 24, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Pulitzer Publishing Company (the "Company") are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (ii)     The Company's Form 8-A dated June 17, 1993.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Peter J. Repetti, a retired partner of such firm, holds an option to purchase 5,000 shares of Common Stock and owns 3,666 shares of Common Stock, and William Bush, a partner of such firm, holds an option to purchase 1,667 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions set forth therein.

         Article XI of the Certificate of Incorporation of the Company provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by law. The Company does not currently maintain any directors' and officers' liability insurance. Sections 1, 2 and 10 of
Article XI include basic indemnification provisions and provide as follows:

         (1) Action Not By or on Behalf of Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments and amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
         (2) Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
         (10) A director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

         4.1     --       Pulitzer Publishing Company 1997 Employee Stock
                          Purchase Plan

         5       --       Opinion of Fulbright & Jaworski L.L.P.

         23(a)   --       Consent of Deloitte & Touche LLP

         23(b)   --       Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5)

         24      --       Power of Attorney (included in signature page)

Item 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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         (i)     To include any prospectus required by section 10(a)(3) of the
                 Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                 (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or


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

                 otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on April 30, 1997.

                                Pulitzer Publishing Company

                                     /s/ Michael E. Pulitzer
                                     -------------------------------------
                                By:  Michael E. Pulitzer, Chairman of the Board,
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Pulitzer and Ronald H. Ridgway his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority of do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                              Date
---------                            -----                              ----

/s/ Michael E. Pulitzer
------------------------     Director, Chairman of                April 30, 1997
Michael E. Pulitzer          the Board, President and
                             Chief Executive Officer

/s/ Ronald H. Ridgway
---------------------------  Director, Senior Vice                April 30, 1997
Ronald H. Ridgway            President - Finance
                             (Principal Financial
                             and Accounting Officer)
/s/ Ken J. Elkins
---------------------------  Director, Senior Vice                April 30, 1997
Ken J. Elkins                President - Broadcast
                             Operations

/s/ Nicholas G. Penniman IV
---------------------------  Director, Senior Vice                April 30, 1997
Nicholas G. Penniman IV      President - Newspaper
                             Operations

/s/ David E. Moore
---------------------------  Director                             April 30, 1997
David E. Moore

/s/ Emily Rauh Pulitzer
---------------------------  Director                             April 30, 1997
Emily Rauh Pulitzer

/s/ Alice B. Hayes
---------------------------  Director                             April 30, 1997
Alice B. Hayes

/s/ William Bush
---------------------------  Director                             April 30, 1997
William Bush

/s/ James M. Snowden, Jr.
---------------------------  Director                             April 30, 1997
James M. Snowden, Jr.

                               INDEX TO EXHIBITS


Exhibit
  No.          Description                                              Page No.
-------        -----------                                              --------

  4.1          Pulitzer Publishing Company 1997 Employee Stock
               Purchase Plan

  5            Opinion of Fulbright & Jaworski L.L.P.

  23(a)        Consent of Deloitte & Touche LLP

  23(b)        Consent of Fulbright & Jaworski L.L.P. (included in
               Exhibit 5)

  24           Power of Attorney (see signature page)